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                                                                      EXHIBIT 21

                                   XICOR, INC.

                             LIST OF SUBSIDIARIES(1)

                                                    STATE OR
                                              OTHER JURISDICTION
     NAME                                      OF INCORPORATION
     ----                                     ------------------
Xicor GmbH                                         Germany
Xicor Hong Kong Limited                            Hong Kong
Xicor Limited                                      United Kingdom
Xicor, Inc. International Holding Company          Delaware

(1)   All subsidiaries are wholly-owned.